                                                                    Exhibit 4(d)


               This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

NO.___________                                       CUSIP NO. ________________

                          WORTHINGTON INDUSTRIES, INC.

                             ______________ DECS SM
                     (Debt Exchangeable for Common Stock SM)

                   7 1/4% Exchangeable Note due March 1, 2000

                 (Subject to Exchange at Maturity into Shares of Class A Common Stock, Par Value $.01 Per Share,
                             of Rouge Steel Company)

               Worthington Industries, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _____________________ __________________________________________________________________ DOLLARS (or
$15.50 for each Debt Exchangeable for Common Stock (each, a "DECS") represented by this note) on March 1, 2000 (subject to the mandatory exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from March 4, 1997, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing June 1, 1997, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this DECS (or the DECS in



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exchange or substitution for which this DECS was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the last day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), PROVIDED, that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, as the case may be, and may be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of the DECS not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed, and upon such notice as may be required by such exchange. At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of shares of Class A Common Stock, par value $.01 per share (the "Rouge Common Stock"), of Rouge Steel Company ("Rouge") at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than $18.29 (the "Threshold Appreciation Price"), 0.8475 shares of Rouge Common Stock per DECS, (b) if the Maturity Price is less than or equal to the Threshold Appreciation Price but is greater than $15.50 (the "Initial Price"), a fraction equal to the Initial Price divided by the Maturity Price of one share of Rouge Common Stock per DECS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Rouge Common Stock per DECS. ACCORDINGLY, THE VALUE OF THE ROUGE COMMON STOCK TO BE RECEIVED BY HOLDERS OF THE DECS (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT OR OTHER CONSIDERATION THAT MAY BE RECEIVED IN LIEU OF OR IN ADDITION TO SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE PRINCIPAL AMOUNT OF SUCH DECS. Any shares of Rouge Common Stock delivered by the Company to the Holders of the DECS that are not affiliated with Rouge shall be free of any transfer restrictions, and the holders of DECS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional shares of Rouge Common Stock will be issued at Maturity as provided in the Indenture. The Company may, at its option, in lieu of delivering either (a) all, but not less than all of the shares of Rouge Common Stock otherwise deliverable on the date of Maturity (the "All Cash Delivery Option") or (b) a percentage (selected by the Company in its discretion, but not to exceed 20%) of the shares of Rouge Common Stock otherwise deliverable on the date of Maturity (the "Partial Cash Delivery Option"), in either case, deliver cash in an amount equal to the value of the number of shares of Rouge Common Stock specified in clause (a) or (b) of this sentence, as the case may be, at the Maturity Price as provided in the Indenture; PROVIDED, HOWEVER, without regard to the exercise of either of the foregoing options, with respect to those Holders to whom the Company


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has determined delivery of cash may violate applicable state law, the Company will deliver shares of Rouge Common Stock as provided in the Indenture. An election to exercise the Partial Cash Delivery Option with respect to a percentage of the shares of Rouge Common stock otherwise deliverable on the date of Maturity shall not in any way limit the Company's obligation to deliver the remaining shares of Rouge Common Stock otherwise deliverable on the date of Maturity. Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment and (ii) in the case of certain adjustment events, the consideration received by Holders of DECS at Maturity will be other securities and/or cash, each as provided in the Indenture.

               The "Maturity Price" is defined as the average Closing Price per share of Rouge Common Stock on the 20 Trading Days immediately prior to (but not including) the date of Maturity or, under certain circumstances, the market value per share of Rouge Common Stock as of the date of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company, as provided in the Indenture. The "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange (the "NYSE") on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected for this purpose by the Company. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the- counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

               Interest on this DECS will be payable, and delivery of Rouge Common Stock and/or such other consideration as permitted or required herein (or, at the Company's option, cash in an amount equal to the value of such Rouge Common Stock and/or other consideration)


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in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver Rouge Common Stock and/or other securities upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the DECS.

               ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

               IN WITNESS WHEREOF, Worthington Industries, Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:                            WORTHINGTON INDUSTRIES, INC.

                                  By:______________________

                                     Name:
                                     Title:

                                  By:______________________

                                     Name:
                                     Title:

Attest:
Name:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Debt Securities of the series designated herein and referred to in the within-mentioned Indenture.

                              PNC BANK, OHIO, NATIONAL ASSOCIATION
                                  as Trustee


                                  By:____________________________
                                  Authorized Signature



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

                          WORTHINGTON INDUSTRIES, INC.

                   7 1/4% Exchangeable Note due March 1, 2000

                 (Subject to Exchange at Maturity into Shares of Class A Common Stock, Par Value $.01 Per Share,
                             of Rouge Steel Company)

               This DECS is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Debt Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $92,993,800, all such Debt Securities issued and to be issued under an indenture dated as of May 15, 1996 between the Company and PNC Bank, Ohio, National Association, as Trustee, as supplemented by a First Supplemental Indenture dated as of February 26, 1997 (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and PNC Bank, Ohio, National Association as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated PNC Bank, Ohio, National Association as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Debt Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Debt Securities and of the Company, and the terms upon which the Debt Securities are and are to be authenticated and delivered. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This DECS is one of a series of the Debt Securities designated as 7 1/4% Exchangeable Notes Due March 1, 2000.

               The DECS may not be redeemed prior to Stated Maturity and are not entitled to the benefit of any sinking fund.

               The provisions contained in the Indenture for defeasance of the Company's obligations upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS. Certain other provisions contained in the Indenture pertaining to satisfaction and discharge of the Indenture upon deposit of funds with the Trustee shall apply to the DECS in the manner set forth in the First Supplemental Indenture referred to above.

               If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for Rouge Common Stock and/or other consideration as permitted or required under the terms hereof (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.


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               The Indenture permits, with certain exceptions as therein
provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this DECS.

               No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the register for the DECS, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the DECS duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

               Certain capitalized terms used in this DECS but not defined herein have the meanings set forth in the Indenture.

               THIS DECS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.


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                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM       -   as tenants in common            UNIF GIFT MIN ACT     -   __________ Custodian ____________
TEN ENT       -   as tenants by the entireties                                (Cust)          (Minor)
JT TEN        -   as joint tenants with right                               Under Uniform Gifts to Minors Act
                  of survivorship and not as
                  tenants in common                                         _________________________________
                                                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                       -----------------------------------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

-----------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                  Please Print or Type Name and Address Including Postal Zip Code of Assignee

--------------------------------------------------------------------------------------------------------------
the within DECS and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________________________________attorney to transfer said DECS on the books of Worthington Industries, Inc. with full power of substitution in the premises.

Dated:_______________________________        _________________________________________________________________
                                             Signature

                                             _________________________________________________________________
                                             NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within DECS in every particular, without alteration or enlargement or any change whatsoever.

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